Exhibit (a)(1)(H)
FORMS OF REMINDER E-MAILS TO ELIGIBLE EMPLOYEES
     As outlined in the e-mail from Mitchell Gaynor dated March 12, 2007, and in the documents included with that e-mail, recently enacted Internal Revenue Code Section 409A and the Income Tax Act (Canada) impose certain adverse personal tax consequences to employees subject to taxation in the U.S. or Canada on certain stock options that were granted at a discount from the fair market value (“discount options”). With respect to U.S. taxpayers, the adverse personal tax consequences only apply to discount options which vest after December 31, 2004. For U.S. taxpayers, these tax consequences may include income tax at vesting (whether shares are sold or not), an additional 20% federal tax and interest charges, and may also include substantial related state tax penalties. For taxpayers in Canada, these consequences include the loss of preferential tax treatment on the discount options.
     It has been determined that certain of your stock options may be affected by Section 409A or may not be eligible for preferential tax treatment in Canada because they were discount options. Juniper has offered you the opportunity to avoid these adverse personal tax consequences by amending the tainted portion(s) of these stock options to remove the “discount.” For the tainted options you amend pursuant to this offer, you will receive cash payments to make up for the lost discount (including any applicable interest payment or applicable tax gross-up payment). You are receiving this e-mail because Juniper has not received communication from you regarding whether you wish to elect to participate in this offer. Note that you must act by 9:00 p.m., Pacific Time on April 6, 2007 (unless we extend the offer) by accepting the offer in order to avoid the adverse tax impact. However, participation in this offer is completely voluntary. You are not required to accept this offer.
     All of the details of Juniper’s offer to you are included in the e-mail from Mitchell Gaynor dated March 12, 2007. Juniper has established a website located at the website address: https://hr-tools.juniper.net/servlets/psportal/hr8prd?
url=https://hr-tools.juniper.net/servlets/iclientservlet/hr8prd/?ICType=Panel&Menu=ROLE_EMPLOYEE&Market=GBL&PanelGroupName=JN_EMP_STK_PHINX&RL=&ta rget=main3, or the website by clicking on the “Stock Option Tax Correction Info” link located on both the Juniper intranet’s Stock Administration page and PeopleSoft Employee Self Service Portal to process your acceptance of this offer by completing and submitting an Election Agreement via the website no later than 9:00 p.m., Pacific Time, on April 6, 2007. For more information on how to participate in the offer, you may submit general questions to the following location on Juniper’s intranet: http://tenderoffer.juniper.net or attend one of the Employee Forums. The schedule is available on the Stock Administration home page http://www-int.juniper.net/legal/stock.
Dear Employees,
As a follow up to Mitch Gaynor’s email dated March 12, 2007 regarding tax consequences for certain discount stock options, a number of employee forums have been set up to review the information and answer your questions. A representative from a third party consulting firm will be onsite to cover the presentation and take questions.
Multiple live forums are being held in Sunnyvale, Westford, Herndon and Kanata. These forums take place the week of March 12, 2007 on Monday, Wednesday and Friday and the week of March 19, 2007 on Tuesday and Thursday.
▪	U.S. employees in Sunnyvale, Westford and Herndon are encouraged to attend one of these sessions in person.

▪	U.S. employees outside of these offices should participate in the online meetings listed below. Please be sure to login to both the WebEx URL and dial into the conference call for all online meetings.

▪	Canadian employees should attend the live or online meetings hosted out of Kanata as the information is different and specific to Canadians. Please do not attend a U.S. session.

Monday, March 12, 2007

	Sunnyvale All times in PDT	Westford All times in EDT	Herndon All times in EDT	Kanata (Canadian Employees Only) All times in EDT

LIVE Meetings

Time	[TIME]	[TIME]	[TIME]	[TIME]

Location	[Location]	[Location]	[Location]	[Location]

ONLINE Meetings

Time URL	[TIME] https://[___] Enter your name and email address. Enter the meeting password: [___] Click “Join”.	[TIME] https://[___] Enter your name and email address. Enter the meeting password: [___] Click “Join”.		[TIME] https://[___] 2. Enter your name and email address. 3. Enter the meeting password: [___] 4. Click “Join”.

Conf. Call	Participant Dial-In Number(s): US/Canada #: [___] Passcode: [___]	Participant Dial-In Number(s): US/Canada #: [___] Passcode: [___]		Dial-in: [___] Access code [___] PIN [___]

Wed. March 14, 2007

	Sunnyvale All times in PDT	Westford All times in EDT	Herndon All times in EDT	Kanata (Canadian Employees Only) All times in EDT

LIVE Meetings

Time	[TIME]	[TIME]	[TIME]	[TIME]

Location	[Location]	[Location]	[Location]	[Location]

ONLINE Meetings

Time URL	[TIME] Hold for updated info.	[TIME] https://[___] 2. Enter your name and email address. 3. Enter the meeting password: [___] 4. Click “Join”.		[TIME] https://[___] 2. Enter your name and email address. 3. Enter the meeting password: [___] 4. Click “Join”.

Conf. Call	Hold for updated info.	Participant Dial-In Number(s): US/Canada #: [___] Passcode: [___]		Dial-in: [___] Access code [___] PIN [___]

Friday, March 16, 2007

	Sunnyvale All times in PDT	Westford All times in EDT	Herndon All times in EDT	Kanata (Canadian Employees Only) All times in EDT
LIVE Meetings

Time	[TIME]	[TIME]	[TIME]	No session being held on this day

Location	[Location]	[Location]	[Location]

ONLINE Meetings

Time URL	[TIME]	[TIME]

Conf. Call
The following schedule outlines the employee meetings for the week of March 19, 2007. These meetings will take place on Tuesday and Thursday.

Tuesday, March 20, 2007

	Sunnyvale All times in PDT	Westford All times in EDT	Herndon All times in EDT	Kanata (Canadian Employees Only) All times in EDT

LIVE Meetings

Time	[TIME]	No live session	No live session	[TIME]
Location	[Location]			[Location]

ONLINE Meetings

Time URL	[TIME] https://[___] Enter your name and email address. Enter the meeting password: [___] Click “Join”.	[TIME] https://[___] 2. Enter your name and email address. 3. Enter the meeting password: [___] 4. Click “Join”.	[TIME] https://[___] 2. Enter your name and email address. 3. Enter the meeting password: [___] 4. Click “Join”.	[TIME] https://[___] 2. Enter your name and email address. 3. Enter the meeting password: [___] 4. Click “Join”.

Conf. Call	Event Call: Participant Dial-In Number(s): US/Canada #: [___] Passcode: [___]	Event Call: Participant Dial-In Number(s): US/Canada #: [___] Passcode: [___]	Event Call: Participant Dial-In Number(s): US/Canada #: [___] Passcode: [___]	Audio: Dial-in: [___] Access code [___] PIN [___]

Thursday, March 22, 2007

	Sunnyvale All times in PDT	Westford All times in EDT	Herndon All times in EDT	Kanata (Canadian Employees Only)

All times in EDT
LIVE Meetings

Time	[TIME]	No live session	No live session	No session held
Location	[Location]

ONLINE Meetings

Time URL	[TIME] https://[___] 2. Enter your name and email address. 3. Enter the meeting password: [___] 4. Click “Join”.	[TIME] https://[___] 2. Enter your name and email address. 3. Enter the meeting password: [___] 4. Click “Join”.	[TIME] https://[___] 2. Enter your name and email address. 3. Enter the meeting password: [___] 4. Click “Join”.

Conf. Call	Event Call: Participant Dial-In Number(s): US/Canada #: [___] Passcode: [___]	Event Call: Participant Dial-In Number(s): US/Canada #: [___] Passcode: [___]	Event Call: Participant Dial-In Number(s): US/Canada #: [___] Passcode: [___]

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